LEASE ADDENDUM

                       (Additional Space/Lease Extension)

This addendum is to the lease dated August 23, 1994, by and between The Bartell Drug Company, "Landlord," and Pacific Trail, Inc. "Tenant." All terms and conditions of this lease apply to the addition of 4,389 rentable square feet located in the Northeast corner of floor one.

1.   Additional Space:
     Suite 100 (Northeast corner)
     Outline of space Attached as Exhibit "A"

2.   Size:
     4,389 rentable square feet;
     includes a 10% load factor

3.   Term:
     Five (5) Years

4.   Lease Commencement:
     October 1, 1998 (subject to the completion or substantial completion of tenant improvements)

5.   Lease Expiration:
     September 30, 2003 (or 60 months after the Commencement Date)

6.   Rental Rate Additional Space:
     The rental rate shall be the fully serviced rate charged Tenant by Landlord per Rentable Square Foot (RSF), as defined by the Building Owners and Managers Association International.

     Initial Term - The rental rate shall be as follows:

     RATE                     ANNUAL RATE PER RSF

     $ 7,040.69               $19.25

     On each anniversary of the Lease Commencement Date ("The Adjustment Date"), for the additional 4,389 rentable square feet, the Rent shall be adjusted by multiplying the current Rent by a CPI Ratio, wherein the numerator is the applicable "Current CPI Index" and the denominator is the "Base CPI Index" provided, however, that the CPI Ratio shall not be less than one. Adjustments (if any) shall be based upon increases (if any) in the index, and shall not exceed 5% for any annual adjustment. The CPI index in PUBLICATION THREE (3) MONTHS BEFORE THE COMMENCEMENT DATE SHALL BE THE "BASE INDEX." THE CPI INDEX IN PUBLICATION THREE (3) MONTHS BEFORE EACH ADJUSTMENT DATE SHALL BE THE "COMPARISON Index." The CPI index shall be the Consumer Price Index for All Urban Consumers issued by the United States Department of Labor, or the most similar index available should this index no longer be published.



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Lease Addendum - Pacific Trail
Page 2

July 6, 1998


7.   Tenant Improvements - Additional Space:
     Landlord shall provide "turnkey" improvements based on a mutually acceptable space plan. Landlord shall make any necessary wall, window or ceiling repairs required prior to Tenant's occupancy. In addition, Landlord shall clean up any loose asbestos in the premises and if necessary, do any other asbestos abatement work required by law, prior to Tenant's occupancy.

8.   Tenant Improvements - Suite 200:
     After April 1, 2000 and at Tenant's request, Landlord shall paint and re-carpet suite 200 as required. Painting and carpet replacement (subject to availability) shall commence within sixty (60) days of Tenant's request.

9.   Space Planning:
     Landlord's architect shall provide reasonable space planning at Landlord's sole cost and expense.

10.  Parking:
     Parking shall be available at the rate of 2 stalls per l,000 square feet leased (4,389 RSF = eight (8) spaces). The initial parking charge shall be $75.00 per month for covered spaces and $65.00 per month for uncovered parking spaces. The parking charge is subject to rate increases (pursuant to current market rates) during the lease term.

     Subject to availability, additional parking may be available on a month-to-month basis. Month-to-month parking spaces may be rescinded by the Landlord at any time during the lease term, by giving the Tenant thirty
     (30) days notice prior to rescinding such month-to-month parking spaces. If at the commencement of a lease the Tenant elects not to rent the eight (8) parking spaces allotted to them, or if during the lease term any of the eight (8) parking spaces are returned to the Landlord, reassignment of such spaces will be subject to availability, and may be reassigned on a month-to-month-basis. Landlord reserves the right to relocate parking spaces during the lease term. If relocation becomes necessary, Landlord will put forth effort to ensure that all newly assigned parking spaces will be on the same parking level as the previously assigned parking spaces.

11.  Lease Cancellation - Suite 712
     Upon full execution of a Lease Addendum between the Lake Union Building LLC and Pacific Trail, Inc., for 4,389 rentable square feet of suite 100, the Lake Union Building LLC shall release Pacific Trail, Inc. from it's Agreement executed March 2, 1998, for suite 712.

12.  Suite 200 Lease Term Extension
     The Landlord shall agree to extend the lease term of the Lease dated August 21, 1994, between The Bartell Drug Company, "Landlord" and Pacific Trail, Inc., "Tenant." The extension term shall be three (3) years and six (6) months, commencing April 1, 2000,

Lease Addendum - Pacific Trail
Page 3
July 6, 1998


     ending September 30, 2003.

13. Rental Rate Suite 200 and Northwest corner of floor one - Extension Period The rental rate shall be the fully serviced rate charged Tenant by Landlord per Rentable Square Foot (RSF), as defined by the Building Owners and Managers Association International

     The rental rate effective April 1, 2000 shall be as follows:

     $ 32,930.63 per month $ 22.50 per RSF

     On each anniversary of the Lease Commencement Date ("The Adjustment Date"), for the initial 17,563 rentable square feet, the Rent shall be adjusted by multiplying the current Rent by a CPI Ratio, wherein the numerator is the applicable "Current CPI Index" and the denominator is the "Base CPI Index" provided, however, that the CPI Ratio shall not be less then one. Adjustments (if any) shall be based upon increases (if any) in the index, and shall not exceed 5% for any annual adjustment. The CPI index in publication three (3) months before the Commencement Date of the Extension Period (January 2000) shall be the "Base Index." The CPI index in publication three (3) months before each Adjustment Date shall be the "Comparison Index." The CPI index shall be the Consumer Price Index for All Urban Consumers issued by the United States Department of Labor, or the most similar index available should this index no longer be published.

14.  Asbestos:
     The following building materials were found to be asbestos-containing throughout The Lake Union Building:

     Spray-applies fireproofing and overspray: located above the suspended ceilings and throughout the building and in the parking structure (15-25% chrysotile asbestos, friable and in good condition, debris exist on suspended ceiling throughout).

     Hard pipe fitting insulation on fiberglass insulated pipes: located above ceiling, behind wall, and in fan rooms: friable and in good condition.

     Tenant acknowledges receipt of "Asbestos Notification" delivered May 8, 1998. Tenant understands the responsibilities of building tenants regarding performing work in their leased premises.

     Through September 30, 2003, Landlord shall pay up to $5,000.00 pet year for any spot abatement, pre-cleaning, air monitoring or other asbestos related work required due to Tenant's need for work above the ceiling, or Tenant's need for work that involves entering or demolition of walls within the leased premises.

     The $5,000.00 limit per year applies to all space occupied by Tenant and does not include any work required by the Landlord to comply with any law, statute, ordinance, or governmental rule, regulation or requirement.



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Lease Addendum - Pacific Trail
Page 4
July 6, 1998


     Any asbestos spot abatement, pre-cleaning, air monitoring or other asbestos related work required, as part of the Landlord's work in preparing the additional space shall not be included in the $5,000.00 limit stated above.

15.  Option  To Lease  Southeast  corner of floor  one  (balance of suite  100):
     Landlord shall provide Tenant a "Right Of First Opportunity," for the Southeast corner of floor one. The "Right Of First Opportunity" shall be exercised by written notice to Landlord within ten (10) business days of Tenant's receipt of notice from Landlord that the space is available. If tenant fails to deliver written notice to Landlord within ten (10) business days of receipt of notice from Landlord, such "Right Of First Opportunity" shall lapse, and there shall be no further "Right Of First Opportunity."

In the event of any conflict between the terms of this Addendum and the Lease, the terms of this Addendum shall prevail.

LANDLORD                                       TENANT

Lake Union Building LLC                        Pacific Trail, Inc.

BY:                                            BY:
   --------------------------                     -----------------------------

ITS:                                           ITS:
    -------------------------                      ----------------------------

DATE:                                          DATE:
     ------------------------                       ---------------------------



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Lease Addendum- Pacific Trail
Page 5
June 30,1998


                           ACKNOWLEDGMENT OF LANDLORD

STATE OF WASHINGTON           )
                              ) SS.
COUNTY OF KING                )


On  this  ______________________  day  of  ________________________________  ,19
________ , before the undersigned, a Notary Public in and for the State of Washington, personally appeared _____________________________ and _______________________ to me known to be the ______________________________ and
__________________________ of the corporation that executed the within and foregoing Lease Addendum, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that they were authorized to execute said instrument and that the seal affixed is the corporate seal of said corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.



                                        ----------------------------------------
                                        NOTARY PUBLIC in and for the State of Washington, residing at ________________

Lease Addendum - Pacific Trail
Page 6
June 30, 1998


                            ACKNOWLEDGMENT OF TENANT

(Corporate)


STATE OF _______________  )
                          ) SS.
COUNTY OF ______________  )


     On this  _________________ day of  __________________  ,19 _______ , before the  undersigned,  a Notary  Public  in and for the State  of________________  ,
personally        appeared         __________________________________        and
____________________________    to   me   known    to   be   the    ____________
_____________________ and ______________________________ of the corporation that executed the within and foregoing Lease Addendum, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that they were authorized to execute said instrument and that the seal affixed is the corporate seal of said corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.


                                        ----------------------------------------
                                        NOTARY PUBLIC in and for the State of ____________________________________,
                                        residing at____________

                               [GRAPHIC OMITTED]







                   THE LAKE UNION BUILDING - FIRST FLOOR PLAN
                   1700 WESTLAKE AVENUE NORTH